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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): JULY 1, 2004

                                KELLWOOD COMPANY
               (Exact name of Registrant as specified in Charter)

            DELAWARE                     000-07340               36-2472410
(Jurisdiction of incorporation       (Commission File          (IRS Employer
        or organization)                  Number)            Identification No.)

                              600 KELLWOOD PARKWAY
                            ST. LOUIS, MISSOURI 63017
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (314) 576-3100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

With respect to Kellwood Company's private placement of $180.0 aggregate principal amount of 3.50% Convertible Senior Debentures due 2034 (the Debentures"), which occurred on June 22, 2004, Kellwood Company announced that the initial purchasers of the Debentures have exercised their over-allotment option in full for an additional $20.0 million principal amount of the Debentures. As a result, Kellwood Company received net proceeds of approximately $19.5 million (including accrued interest from June 22, 2004) pursuant to the exercise of the over-allotment option.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       KELLWOOD COMPANY

                                       By:  /s/ Thomas H. Pollihan
                                          -----------------------------------
                                            Name: Thomas H. Pollihan
                                            Title: Senior Vice President and
                                                   General Counsel

Dated: July 1, 2004





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